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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



  As independent public accountants, we hereby consent to the incorporation by reference into the Trust's previously filed Registration Statement File Nos. 33-91366, 33-92490, 33-99548 and 333-4961 of our report dated August 15, 1996
(Group F Properties), included in this Form 8-K. It should be noted that we have not audited any financial statements of these combined properties subsequent to December 31, 1995, or performed any audit procedures subsequent to the date of our report.



                                  ARTHUR ANDERSEN LLP



Chicago, Illinois
August 19, 1996